Exhibit 99.1

ANGI INC. REPORTS Q2 2021 – Q2 REVENUE INCREASES 12% TO $421 MILLION

DENVER— August 4, 2021—Angi Inc. (NASDAQ: ANGI) released its second quarter results today. Monthly metrics for Angi Inc. through July 2021 are included on page 3 of this release. A letter to IAC shareholders from the Angi Inc. Chairman and IAC CEO Joey Levin was posted on the Investor Relations section of IAC’s website at ir.iac.com.

ANGI INC. SUMMARY RESULTS

($ in millions except per share amounts)

	Q2 2021	Q2 2020	Growth
Revenue	$421.0	$375.1	12%
Operating (loss) income	(32.7)	17.6	NM
Net (loss) earnings	(30.3)	12.7	NM
GAAP Diluted EPS	(0.06)	0.02	NM
Adjusted EBITDA	(4.4)	57.9	NM

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

Q2 2021 HIGHLIGHTS

•	Revenue increased 12% year-over-year, the third consecutive quarter of double-digit growth reflecting:

o	12% Marketplace growth, including 127% growth from Angi Services (pre-priced offerings) to $73 million

o	13% Advertising and Other growth

o	19% growth in Europe

•	Marketplace Transacting Service Professionals increased 16% year-over-year to a record high of 225,000, the sixth consecutive quarter of sequential growth.

•	Advertising Service Professionals increased 6% year-over-year to 40,000, the sixth consecutive quarter of sequential growth.

•	Marketplace Monetized Transactions increased 11% year-over-year to over 5 million with nearly 18 million in the trailing twelve months.

•	On July 1, 2021, Angi Inc. acquired Total Home Roofing, a leading residential roofing company, to accelerate the Angi Services roofing category.

•	Operating loss and Adjusted EBITDA both reflect the impact of $9.6 million in one-time costs (with expected future savings) related to rationalizing the Company’s real estate footprint.

Revenue

($ in millions; rounding differences may occur)	Q2 2021	Q2 2020	Growth
Marketplace	$327.6	$293.2	12%
Advertising and Other	72.3	64.2	13%
Total North America	$399.9	$357.4	12%
Europe	21.0	17.6	19%
Total Revenue	$421.0	$375.1	12%
Angi Services (included in Marketplace above)	$72.8	$32.1	127%

Operating (loss) income and Adjusted EBITDA

($ in millions; rounding differences may occur)	Q2 2021	Q2 2020	Growth
Operating (loss) income:
North America	$(32.1)	$16.2	NM
Europe	(0.6)	1.5	NM
Total	$(32.7)	$17.6	NM
Adjusted EBITDA:
North America	$(5.3)	$55.0	NM
Europe	0.9	2.9	-70%
Total	$(4.4)	$57.9	NM

•	Operating loss was $32.7 million as compared to income of $17.6 million in Q2 2020 and Adjusted EBITDA declined $62.4 million year-over-year due primarily to:

o	Higher selling and marketing expense as a percentage of revenue (57% in Q2 2021 vs. 51% in Q2 2020) due primarily to the commencement of the process of consolidating under a single brand on March 17, 2021, which has adversely affected both free and paid search engine marketing efforts

o	Continued investment in Angi Services

o	$9.6 million in one-time costs related to rationalizing the Company’s real estate footprint

Income Taxes

The Company recorded an income tax benefit of $9.1 million in Q2 2021 for an effective tax rate of 23%, which is higher than the statutory rate due primarily to an adjustment to the forecasted annual effective tax rate, partially offset by nondeductible stock-based compensation expense. The Company recorded an income tax provision of $3.0 million in Q2 2020 for an effective tax rate of 19%, which is lower than the statutory rate primarily due to benefitting (previously unbenefited) foreign net operating loss carryforwards.

Operating Metrics

	Q2 2021	Q2 2020	Growth
Marketplace Service Requests (in thousands)	9,419	9,381	0%
Marketplace Monetized Transactions (in thousands)	5,006	4,514	11%
Marketplace Revenue per Monetized Transaction	$65	$65	1%
Marketplace Transacting Service Professionals (in thousands)	225	194	16%
Marketplace Revenue per Transacting Service Professional	$1,456	$1,509	-4%
Advertising Service Professionals (in thousands)	40	37	6%

Monthly Metrics (year-over-year growth trends) (a)

	Apr '21	May '21	Jun '21	Jul '21
Marketplace Revenue (b)	27%	5%	5%	17%
Advertising and Other Revenue	10%	14%	14%	14%
Total North America Revenue	24%	7%	7%	16%
Europe Revenue	53%	12%	1%	2%
Total Revenue	25%	7%	7%	16%
Angi Services Revenue (included in Marketplace above) (b)	197%	115%	97%	166%
Marketplace Service Requests	30%	-7%	-13%	-13%
Marketplace Monetized Transactions	28%	5%	3%	0%
Marketplace Transacting Service Professionals	14%	16%	16%	12%
Advertising Service Professionals	7%	7%	6%	4%

(a) As of the date of this document, the Company has not yet completed its financial close process for July 2021. As a result, the information herein for July 2021 is preliminary and based upon information available to the Company as of the date of this document.  During the course of the financial close process, the Company may identify items that would require it to make adjustments, which may impact growth rates and be material to the information presented above.

(b) Includes the Total Home Roofing acquisition which closed on July 1, 2021.

Free Cash Flow

For the six months ended June 30, 2021, net cash from operations decreased $68.5 million to $59.3 million and Free Cash Flow decreased $79.6 million to $23.5 million due primarily to lower Adjusted EBITDA, higher capital expenditures and unfavorable working capital.

	Six Months Ended June 30,
($ in millions; rounding differences may occur)	2021	2020
Net cash provided by operating activities	$59.3	$127.8
Capital expenditures	(35.7)	(24.7)
Free Cash Flow	$23.5	$103.1

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2021:

•	Angi Inc. had 504.7 million Class A and Class B common shares outstanding.

•	IAC’s economic interest in Angi Inc. was 84.1% and IAC’s voting interest in Angi Inc. was 98.1%.

•	Angi Inc. had $584.3 million in cash and cash equivalents and $500 million of debt, which was held at ANGI Group, LLC (a subsidiary of Angi Inc.).

ANGI Group, LLC had a $250 million revolving credit facility which was terminated on August 3, 2021 (no borrowings were then outstanding).

Between May 7, 2021 and August 3, 2021, Angi Inc. repurchased 0.7 million Class A common shares at an average price of $11.71. Angi Inc. has 18.1 million shares remaining in its stock repurchase authorization.

Angi Inc. may repurchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

VIDEO CONFERENCE CALL

IAC and Angi Inc. will live stream a joint video conference call to answer questions regarding their second quarter results on Thursday, August 5, 2021, at 8:30 a.m. Eastern Time. This live stream will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC and Angi Inc.’s business. The live stream will be open to the public at ir.angi.com or ir.iac.com.

DILUTIVE SECURITIES

Angi Inc. has various dilutive securities. The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

	Shares	Avg. Exercise Price	As of 7/30/21	Dilution at:
Share Price			$11.51	$12.00	$13.00	$14.00	$15.00

Absolute Shares as of 7/30/21	504.2		504.2	504.2	504.2	504.2	504.2

SARs	1.1	$2.80	0.3	0.3	0.3	0.3	0.4
Options	0.9	$12.67	0.0	0.0	0.0	0.0	0.0
RSUs and subsidiary denominated equity awards	14.3		3.8	3.8	3.8	3.8	3.8
Total Dilution			4.1	4.1	4.2	4.2	4.2
% Dilution			0.8%	0.8%	0.8%	0.8%	0.8%
Total Diluted Shares Outstanding			508.3	508.3	508.3	508.4	508.4

The dilutive securities presentation is calculated using the method and assumptions described below, which are different from those used for GAAP dilution, which is calculated based on the treasury stock method.

The Company currently settles all equity awards on a net basis; therefore, the dilutive effect is presented as the net number of shares expected to be issued upon exercise or vesting, and in the case of options, assuming no proceeds are received by the Company. Any required withholding taxes are paid in cash by the Company on behalf of the employees assuming a withholding tax rate of 50%. In addition, the estimated income tax benefit from the tax deduction received upon the exercise or vesting of these awards is assumed to be used to repurchase Angi Inc. shares. Assuming all awards were exercised or vested on July 30, 2021, withholding taxes paid by the Company on behalf of the employees upon net settlement would have been $73.4 million, assuming a stock price of $11.51 and a 50% withholding rate. The table above assumes no change in the fair value estimate of the non-publicly traded subsidiary denominated equity awards from the values used at June 30, 2021.

GAAP FINANCIAL STATEMENTS

ANGI INC. CONSOLIDATED STATEMENT OF OPERATIONS
($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$420,988	$375,061	$808,017	$718,711
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	69,704	41,042	123,532	74,271
Selling and marketing expense	239,031	189,984	444,871	379,943
General and administrative expense	107,486	85,451	195,648	180,007
Product development expense	18,752	15,407	36,799	32,491
Depreciation	15,058	12,555	31,027	24,693
Amortization of intangibles	3,688	12,978	8,762	25,958
Total operating costs and expenses	453,719	357,417	840,639	717,363

Operating (loss) income	(32,731)	17,644	(32,622)	1,348

Interest expense	(5,814)	(1,620)	(12,431)	(3,894)
Other (expense) income, net	(636)	212	(1,403)	633
(Loss) earnings before income taxes	(39,181)	16,236	(46,456)	(1,913)
Income tax benefit (provision)	9,129	(3,025)	18,418	5,940
Net (loss) earnings	(30,052)	13,211	(28,038)	4,027
Net earnings attributable to noncontrolling interests	(241)	(544)	(324)	(318)
Net (loss) earnings attributable to Angi Inc. shareholders	$(30,293)	$12,667	$(28,362)	$3,709

Per share information attributable to Angi Inc. Class A and Class B common stock shareholders:
Basic (loss) earnings per share	$(0.06)	$0.03	$(0.06)	$0.01
Diluted (loss) earnings per share	$(0.06)	$0.02	$(0.06)	$0.01

Stock-based compensation expense by function:
Selling and marketing expense	$865	$720	$1,882	$1,723
General and administrative expense	7,410	13,131	7,494	36,111
Product development expense	1,268	908	2,201	2,500
Total stock-based compensation expense	$9,543	$14,759	$11,577	$40,334

ANGI INC. CONSOLIDATED BALANCE SHEET
($ in thousands)

	June 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$584,260	$812,705
Marketable debt securities	-	49,995
Accounts receivable, net of reserves	62,052	43,148
Other current assets	67,787	71,958
Total current assets	714,099	977,806

Capitalized software, leasehold improvements and equipment, net	111,054	108,842
Goodwill	892,616	891,797
Intangible assets, net	201,166	209,717
Other non-current assets	187,793	180,020
TOTAL ASSETS	$2,106,728	$2,368,182

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$53,230	$30,805
Deferred revenue	60,053	54,654
Accrued expenses and other current liabilities	178,629	148,219
Total current liabilities	291,912	233,678

Long-term debt, net	494,195	712,277
Deferred income taxes	1,662	1,296
Other long-term liabilities	104,998	111,710

Redeemable noncontrolling interests	4,536	26,364

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Class A common stock	99	94
Class B common stock	422	422
Class C common stock	-	-
Additional paid-in capital	1,338,208	1,379,469
(Accumulated deficit) retained earnings	(18,613)	9,749
Accumulated other comprehensive income	5,973	4,637
Treasury stock	(127,718)	(122,081)
Total Angi Inc. shareholders' equity	1,198,371	1,272,290
Noncontrolling interests	11,054	10,567
Total shareholders' equity	1,209,425	1,282,857
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,106,728	$2,368,182

ANGI INC. CONSOLIDATED STATEMENT OF CASH FLOWS
($ in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) earnings	$(28,038)	$4,027
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Provision for credit losses	42,731	39,338
Stock-based compensation expense	11,577	40,334
Depreciation	31,027	24,693
Amortization of intangibles	8,762	25,958
Deferred income taxes	(20,344)	(6,290)
Impairment of long-lived assets and right-of-use assets	12,280	188
Revenue reserves	4,667	4,070
Other adjustments, net	2,592	1,266
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(63,192)	(48,222)
Other assets	8,376	7,132
Accounts payable and other liabilities	43,199	35,930
Income taxes payable and receivable	315	(502)
Deferred revenue	5,301	(125)
Net cash provided by operating activities	59,253	127,797
Cash flows from investing activities:
Capital expenditures	(35,713)	(24,665)
Proceeds from maturities of marketable debt securities	50,000	-
Net proceeds from the sale of a business	750	731
Net cash provided by (used in) investing activities	15,037	(23,934)
Cash flows from financing activities:
Principal payments on Term Loan	(220,000)	(6,875)
Purchase of treasury stock	(5,637)	(54,400)
Withholding taxes paid on behalf of employees on net settled stock-based awards	(54,596)	(11,494)
Distribution to IAC pursuant to the tax sharing agreement	-	3,071
Purchase of noncontrolling interests	(22,938)	(3,165)
Net cash used in financing activities	(303,171)	(72,863)
Total cash (used) provided	(228,881)	31,000
Effect of exchange rate changes on cash and cash equivalents and restricted cash	546	(702)
Net (decrease) increase in cash and cash equivalents and restricted cash	(228,335)	30,298
Cash and cash equivalents and restricted cash at beginning of period	813,561	391,478
Cash and cash equivalents and restricted cash at end of period	$585,226	$421,776

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

($ in millions; rounding differences may occur)

RECONCILIATION OF OPERATING (LOSS) INCOME TO ADJUSTED EBITDA

	For the three months ended June 30, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(32.1)	$9.5	$13.7	$3.7	$(5.3)
Europe	(0.6)	0.1	1.4	-	0.9
Total	$(32.7)	$9.5	$15.1	$3.7	$(4.4)

	For the three months ended June 30, 2020
	Operating income	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$16.2	$14.5	$11.5	$12.9	$55.0
Europe	1.5	0.3	1.1	0.1	2.9
Total	$17.6	$14.8	$12.6	$13.0	$57.9

	For the six months ended June 30, 2021
	Operating loss	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$(22.5)	$11.4	$28.3	$8.8	$25.9
Europe	(10.1)	0.2	2.8	-	(7.1)
Total	$(32.6)	$11.6	$31.0	$8.8	$18.7

	For the six months ended June 30, 2020
	Operating income (loss)	Stock-based compensation expense	Depreciation	Amortization of intangibles	Adjusted EBITDA
North America	$8.1	$39.8	$22.8	$25.8	$96.4
Europe	(6.7)	0.5	1.9	0.2	(4.1)
Total	$1.3	$40.3	$24.7	$26.0	$92.3

ANGI INC. PRINCIPLES OF FINANCIAL REPORTING

Angi Inc. reports Adjusted EBITDA and Free Cash Flow, both of which are supplemental measures to GAAP. These are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, however, should not be considered a substitute for or superior to GAAP results. Angi Inc. endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release. Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) stock-based compensation expense; (2) depreciation; and (3) acquisition-related items consisting of amortization of intangible assets and impairments of goodwill and intangible assets, if applicable. We believe this measure is useful for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Adjusted EBITDA has certain limitations because it excludes the impact of these expenses.

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures. We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. For example, it does not take into account mandatory debt service requirements. Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded from Adjusted EBITDA

Stock-based compensation expense consists of expense associated with the grants, including unvested grants assumed in acquisitions, of stock appreciation rights (SARs), restricted stock units (RSUs), stock options and performance-based RSUs and market-based awards. These expenses are not paid in cash and we view the economic costs of stock-based awards to be the dilution to our share base; we also include the related shares in our fully diluted shares outstanding for GAAP earnings per share using the treasury stock method. Performance-based RSUs and market-based awards are included only to the extent the applicable performance or market condition(s) have been met (assuming the end of the reporting period is the end of the contingency period). The Company is currently settling all stock-based awards on a net basis and remits the required tax-withholding amounts from its current funds.

Please see page 5 for a summary of our dilutive securities as of July 30, 2021 and a description of the calculation methodology.

Depreciation is a non-cash expense relating to our capitalized software, leasehold improvements and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives, or, in the case of leasehold improvements, the lease term, if shorter.

Amortization of intangible assets and impairments of goodwill and intangible assets are non-cash expenses related primarily to acquisitions. At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as service professional relationships, technology, memberships, customer lists and user base and trade names, are valued and amortized over their estimated lives. Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization. An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value. We believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Metric Definitions

Marketplace Revenue - Primarily reflects domestic marketplace revenue, including consumer connection revenue for consumer matches, revenue from Angi Services (pre-priced) offerings sourced through marketplace platforms and membership subscription revenue from service professionals.

Advertising and Other Revenue - Primarily includes revenue from service professionals under contract for advertising and membership subscription fees from consumers.

Angi Services Revenue - Reflects the Company’s pre-priced offerings by which the consumer purchases services directly from the Company and the Company engages a service professional to perform the service. This will include the Total Home Roofing acquisition which closed on July 1, 2021.

Marketplace Service Requests - Fully completed and submitted domestic customer service requests and includes Angi Services requests sourced through marketplace platforms in the period.

Marketplace Monetized Transactions - Fully completed and submitted domestic customer service requests that were matched and paid for by a service professional and includes completed and in-process Angi Services jobs sourced through marketplace platforms in the period.

Marketplace Revenue per Monetized Transaction - Quarterly Marketplace Revenue divided by Marketplace Monetized Transactions.

Marketplace Transacting Service Professionals - The number of marketplace service professionals that paid for consumer matches or performed an Angi Services job sourced through the marketplace platforms in the quarter.

Marketplace Revenue per Transacting Service Professional - Quarterly Marketplace Revenue divided by Marketplace Transacting Service Professionals.

Advertising Service Professionals - The number of service professionals under contract for advertising at the end of the period.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our live stream, which will be held at 8:30 a.m. Eastern Time on Thursday, August 5, 2021, may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: the Company’s future financial performance, business prospects and strategy, anticipated trends and prospects in the home services industry and other similar matters. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: the impact of the COVID-19 outbreak on our businesses, our ability to compete, the failure or delay of the home services market to migrate online, adverse economic events or trends (particularly those that adversely impact consumer confidence and spending behavior), our ability to establish and maintain relationships with quality service professionals, our ability to build, maintain and/or enhance our various brands, the impact of our brand initiative, our ability to expand Angi Services (pre-priced offerings), our ability to market our various products and services in a successful and cost-effective manner, the continued display of links to websites offering our products and services in a prominent manner in search results, our continued ability to communicate with consumers and service professionals via e-mail (or other sufficient means), our ability to access, share and use personal data about consumers, our ability to develop and monetize versions of our products and services for mobile and other digital devices, any challenge to the contractor classification or employment status of our Handy service professionals, our ability to protect our systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, the occurrence of data security breaches, fraud and/or additional regulation involving or impacting credit card payments, the integrity, efficiency and scalability of our technology systems and infrastructures (and those of third parties with whom we do business), operational and financial risks relating to acquisitions and our continued ability to identify suitable acquisition candidates, our ability to operate (and expand into) international markets successfully, our ability to adequately protect our intellectual property rights and not infringe the intellectual property rights of third parties, changes in key personnel, various risks related to our relationship with IAC and various risks related to our outstanding indebtedness. Certain of these and other risks and uncertainties are discussed in Angi Inc.’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Angi Inc.’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Angi Inc.’s management as of the date of this press release. Angi Inc. does not undertake to update these forward-looking statements.

About Angi Inc.

Angi (NASDAQ: ANGI) is your home for everything home—a comprehensive solution for all your home needs. From repairs and renovations to products and financing, Angi is transforming every touch point in the customer journey. With over 25 years of experience and a network of over 250,000 pros, we have helped more than 150 million people with their home needs. Angi is your partner for every part of your home care journey.

Contact Us

IAC/Angi Inc. Investor Relations

Mark Schneider

(212) 314-7400

Angi Inc. Corporate Communications

Mallory Micetich

(303) 963-8352

IAC Corporate Communications

Valerie Combs

(212) 314-7361

Angi Inc.

3601 Walnut Street, Denver, CO 80205 (303) 963-7200 http://www.angi.com